                                                                     Exhibit 4.9

                              CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made June 28, 2004 by and between American Oriental Bioengineering Inc. (the "Company"), and Mr. Brian Corday (the "Consultant").

                                    RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to the execution of corporate finance projects and activities of the Company and other related issues;

WHEREAS, the Consultant is willing to provide her services to the Company provided for in the Agreement as set forth below;

                                    AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. TERM

The term of this Agreement shall commence on the date hereof and end on June 28, 2007.

2. CONSULTING SERVICES

(a) Consulting Services. Assist the Company to complete growth strategy in U.S. by providing general corporate advisory on the strategies and directions of the growth of the Company, ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:
1. Reviewing the growth strategies of the Company in U.S. and other overseas regions.
2. Discuss with the management the Company the design and the implementation plan of expanding its project line into U.S. biotech and pharmaceutical markets.
3. Identify and assist with the location of potential business partners in U.S., and the establishment of offices and operations in U.S.
4. Identify and negotiation of agreements with prospective joint venture and strategic alliance partners, both foreign and domestic

(b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 50,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company's requirements as further elaborated in Exhibit.

(c) Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
         (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.   CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4. REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

(a) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

(b) Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

(c) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5. INDEMNIFICATION

(a) The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

(b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6. REPRESENTATION OF THE CONSULTANT

The Consultant represents that he (she) is a qualified expert in his (her) field in terms of providing Consulting Services to the Company and his (her) provision of the Consulting Services is legal.

7. INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8. NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

      To Consultant:           Unit E, 26/Floor
                               CNT Tower, 338 Hennessy Road
                               Wanchai, Hong Kong

      To the Company:          Unit E, 26/Floor
                               CNT Tower, 338 Hennessy Road
                               Wanchai, Hong Kong


9. MISCELLANEOUS

(a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

(b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

(c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

(d) Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

(e) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(f) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" is to the paragraphs in this Agreement, unless otherwise noted.

(g) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

(h) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

(i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.


IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written


AMERICAN ORIENTAL BIOENGINEERING INC.




By:   /S/ Shujun Liu
      ---------------------------
      Shujun Liu
      Chairman and CEO



BRIAN CORDAY


/S/ Brian Corday
--------------------------

EXHIBIT

                        Time Table of Consulting Services
                                 By Brian Corday


---------------------------------- ---------------------------------------------
Period                             Services to be performed
---------------------------------- ---------------------------------------------

June 2004 to May 2005              Reviewing the growth strategies of the
                                   Company in U.S. and other overseas regions.

                                   Discuss with the management the Company the design and the implementation plan of expanding its project line into U.S. biotech and pharmaceutical markets.

---------------------------------- ---------------------------------------------

Jun 2005 to May 2006               Identify and assist with the location of
                                   potential business partners in U.S., and the establishment of offices and operations in U.S.

---------------------------------- ---------------------------------------------

June 2006 to June 2007             Identify and negotiation of agreements with
                                   prospective joint venture and strategic
                                   alliance partners, both foreign and domestic

---------------------------------- ---------------------------------------------